THIS INSTRUMENT PREPARED  BY                          EXHIBIT 10(k)(4)(a)(i)
AND RECORD AND RETURN TO:

Alan C. Sheppard, Jr., Esq.
Leboeuf, Lamb, Greene & Macrae, L.L.P.
50 North Laura Street, Suite 2800
Jacksonville, FL  32202-3650
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          SECOND AMENDED AND RESTATED DEED TO SECURE DEBT AND SPREADER,
             ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT

                                      FROM

                               KOGER EQUITY, INC.

                                       TO

                           FIRST UNION NATIONAL BANK,
                                    AS AGENT


                          Dated as of December 30, 1998

                                             State:            Georgia
                                             Section:
                                             Township:
                                             Range:
                                             County:           DeKalb
                                             Tax I.D.:


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NOTE TO TAX COMMISSIONER: THIS INSTRUMENT SECURES A NOTE CONTAINING A MATURITY
DATE THREE (3) YEARS FROM THE DATE THEREOF AND, THEREFORE, SUCH NOTE IS A "SHORT-TERM NOTE SECURED BY REAL ESTATE" AS SUCH TERM IS DEFINED IN OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 48-6-60. CONSEQUENTLY, NO INTANGIBLES TAX IS DUE UPON THE RECORDATION OF THIS INSTRUMENT. SEE OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 48-6-61.

          SECOND AMENDED AND RESTATED DEED TO SECURE DEBT AND SPREADER,
             ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED DEED TO SECURE DEBT AND SPREADER, ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT (this "Indenture"), dated as of December 30, 1998, from

KOGER EQUITY, INC., a Florida corporation ("Grantor"), whose mailing address is 3986 Boulevard Center Drive, Suite 101, Jacksonville, Florida 32207 Attention:
J.C. Teagle, President,

to

FIRST UNION NATIONAL BANK, a national association, as Agent ("Grantee") for the Lenders under and as defined in that certain Second Amended and Restated Revolving Credit Loan Agreement of even date herewith (the "Loan Agreement"). For purposes of notices permitted or required to be given hereunder, Grantee's mailing address is 301 South College Street, Charlotte, North Carolina 28288
Attention: First Union Capital Markets Group.

Capitalized terms not otherwise defined herein are defined in Article I.

This Indenture amends and restates that certain Amended and Restated Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement (the "Original Indenture") recorded in Official Records Book 9767, Page 002, of the Public Records of DeKalb County, Georgia, which Original Indenture was assigned to Grantee pursuant to that certain Assignment of Deed to Secure Debt and Related Loan Documents of even date herewith to be recorded in the Public Records of DeKalb County, Georgia (the "Assignment").

                                   WITNESSETH:

         THIS INDENTURE WITNESSETH, that to secure (A) the payment, performance and observance of all obligations of Grantor and all indebtedness heretofore or hereafter from time to time advanced under the Loan Agreement and the payment of any and all other indebtedness which this Indenture by its terms secures including, without limitation, the payment of principal and interest on the Notes which shall (1) be payable to the Lenders, (2) be payable in full not later than December 30, 2001, and (3) bear interest at a floating rate as set forth in Section 2.6 of the Loan Agreement; provided, that the maximum aggregate principal amount of indebtedness secured hereby, other than for advances made pursuant to Article XXII, Paragraph 22 hereof, shall in no event exceed $150,000,000.00 (the "Indebtedness") and (B) the performance of the covenants and agreements contained herein and in the Loan Agreement, and in consideration of the aforesaid Indebtedness, Grantor hereby irrevocably grants, bargains and sells, conveys, transfers, assigns, sets over, alienates, hypothecates and pledges to Grantee and its successors and assigns in and to all of the following property and rights whether now owned or hereafter acquired by Grantor (collectively, the "Property"):

                  (i)      the Land;

                  (ii) all buildings, structures and other improvements presently situated or hereafter constructed on the Land (collectively, the "Improvements");

                  (iii) all rights, privileges, tenements, hereditaments, rights of way, easements, rights and appurtenances belonging to or in any way relating to either the Land or the Improvements;

                  (iv) all fixtures, machinery, equipment and other personal property of all types owned by Grantor now or hereafter affixed to and used in connection with the operation of the Land and Improvements, together with all additions and accessions thereto, substitutions therefor and replacements (collectively, the "Fixtures");

                  (v) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land, the Improvements or the Fixtures, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade of any street, or for any other injury to or decrease in the value of Grantor's rights, title or interest in and to the Land, the Improvements or the Fixtures;

                  (vi) all leases and other agreements affecting the use, enjoyment or occupancy of the Land, the Improvements or the Fixtures now or hereafter entered into (the "Leases") and rents, revenues, issues and profits from the Land, the Improvements or the Fixtures (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Indebtedness;

                  (vii) all proceeds of and any unearned premiums on any insurance policies covering the Land, the Improvements or the Fixtures, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Land, the Improvements or the Fixtures; and

                  (viii) the right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to Grantor's right, title or interest in and to the Land, the Improvements or the Fixtures and to commence any action or proceeding to protect the interest of Grantee in the Land, the Improvements or the Fixtures;

         TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, for the use, benefit and behoof of Grantee, IN FEE SIMPLE forever.

         PROVIDED ALWAYS, this Indenture is intended to operate and is to be construed as a deed passing title to the Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the payment of the Indebtedness. Should the Indebtedness be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein in a timely manner, then this Indenture shall be cancelled and surrendered by Grantee.

         IN FURTHERANCE OF THE FOREGOING GRANTS (INCLUDING GRANTS OF SECURITY INTERESTS), BARGAINS, SALES, ALIENATIONS, CONVEYANCES, CONFIRMATIONS, PLEDGES, TRANSFERS AND ASSIGNMENTS, AND TO PROTECT THE PROPERTY AND THE SECURITY GRANTED BY THIS INDENTURE, GRANTOR, FOR ITSELF AND FOR ITS SUCCESSORS AND ASSIGNS, HEREBY WARRANTS, REPRESENTS, COVENANTS AND AGREES AS FOLLOWS:

                                    ARTICLE I

         1. Definitions. As used in this Indenture, the following capitalized terms have the respective meanings set after them, such definitions to be applicable equally to the singular and plural forms of such terms:

         "AmSouth" shall mean AmSouth Bank, a state banking corporation.

         "Citizens" shall mean Citizens Bank of Rhode Island, a Rhode Island financial institution.

         "Compass" shall mean Compass Bank, an Alabama banking corporation.

         "Default" shall mean any condition or event which constitutes or which would constitute an Event of Default either with or without notice or lapse of time, or both.

         "Default Rate" shall have the meaning assigned to such term in the Loan Agreement.

         "Event of Default" shall have the meaning assigned to such term in
Article V of this Indenture.

         "FUNB" shall mean First Union National Bank, a national association.

         "Fixtures" shall have the meaning assigned to such term in clause (iv) of the Granting Clause of this Indenture.

         "GFB" shall mean Guaranty Federal Bank, F.S.B., a federal savings bank.

         "Governmental Requirements" shall have the meaning assigned to such term in the Loan Agreement.

         "Grantee" shall have the meaning assigned to such term in the introductory paragraph of this Indenture.

         "Grantor" shall have the meaning assigned to such term in the introductory paragraph of this Indenture.

         "Impositions" shall mean, collectively, all taxes of every kind and nature (including real and personal property, income withholding, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and other utility charges, all ground rents, and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against Grantor, Grantee or any portion of the Property as a result of or arising in respect of the acquisition, occupancy, leasing, use or possession thereof, or any activity conducted on the Property (including, without limitation, any gross income tax, sales tax or excise tax levied by any governmental body on or with respect to the Rents).

         "Improvements" shall have the meaning assigned to such term in clause
(ii) of the Granting Clause of this Indenture.

         "Indebtedness" shall have the meaning assigned to such term in the Granting Clause of this Indenture.

         "Indenture" shall mean this Second Amended and Restated Deed to Secure Debt and Spreader, Assignment of Leases and Rents, and Security Agreement.

         "Land" shall mean those certain parcels of real property located in the County of DeKalb, State of Georgia, as more particularly described on Exhibit A attached hereto and incorporated herein.

         "Leases" shall have the meaning assigned to such term in clause (vi) of the Granting Clause of this Indenture.

         "Lenders" shall mean FUNB, AmSouth, GFB, Citizens, Compass, and any other Lenders from time to time under the Loan Agreement.

         "Loan Agreement" shall mean that certain Second Amended and Restated Revolving Credit Loan Agreement dated as of December 30, 1998 between Grantor and Grantee.

         "Loan Documents" shall mean this Indenture, the Loan Agreement, the Notes, the Security Deeds, the Lease Assignments, the Assignments of Contracts, the Indemnification

Agreement, and any other instrument, document, affidavits, or certificates given by Borrower to the Agent or any trustee for the benefit of the Lenders in support of, or evidencing or securing, the Loan.

         "Notes" shall mean collectively (i) the Substitution Revolving Promissory Note dated as of even date herewith made by Grantor payable to the order of FUNB in the original principal amount of $45,000,000, (ii) the Substitution Revolving Promissory Note dated as of even date herewith made by Grantor payable to the order of AmSouth in the original principal amount of $35,000,000, (iii) the Substitution Revolving Promissory Note dated as of even date herewith made by Grantor payable to the order of GFB in the original principal amount of $35,000,000, (iv) the Revolving Promissory Note dated as of even date herewith made by Grantor payable to the order of Citizens in the original principal amount of $20,000,000, and (v) the Revolving Promissory Note dated as of even date herewith made by Grantor payable to the order of Compass in the original principal amount of $15,000,000.

         "Other Indenture" shall mean any mortgage, deed to secure debt, or deed of trust given by Grantor to or in favor of Grantee to secure the Indebtedness, other than this Indenture.

         "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements listed as exceptions to title as set forth on Exhibit B attached hereto and incorporated herein.

         "Person" shall mean any corporation, natural person, joint venture, partnership, business trust, joint stock company, trust, unincorporated organization, government or any department, agency or political subdivision thereof.

         "Property" shall have the meaning assigned to such term in the Granting Clause of this Indenture.

         "Rents" shall have the meaning assigned to such term in clause (vi) of the Granting Clause of this Indenture.

         "State" shall mean the State of Georgia.

         "Taking" shall mean a taking or voluntary conveyance during the term hereof of all or part of the Property, or any interest therein or right accruing thereto or use thereof, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain.

                                   ARTICLE II

         2. Representations and Warranties. Grantor represents and warrants to Grantee that (a) it has full power, authority and legal right to execute and deliver this

Indenture and to grant a first deed to secure debt of the Property, (b) it holds good and marketable fee simple title to the Land and good and marketable title to the balance of the Property, (c) this Indenture constitutes a valid first deed to secure debt of the Property, subject to the Permitted Encumbrances, and
(d) the Leases are in full force and effect in accordance with their respective terms, have not been canceled or modified, and have not been assigned or encumbered except to Grantee pursuant to this Indenture and the Loan Agreement, and, to the best of Grantor's knowledge, no default exists under the Leases. Grantor, at its expense, will warrant to Grantee and will defend its title to the Property and the estate created by this Indenture against all claims and demands, and will maintain and preserve such estate so long as the Indebtedness secured by this Indenture remains outstanding, subject, however, to the Permitted Encumbrances.

                                   ARTICLE III

         3. Affirmative Covenants. Until this Indenture and the estate created hereby shall terminate in accordance with Article XVII, Grantor shall comply with the following covenants:

         (a) Recordation, Filing, Etc. At all times cause this Indenture and each amendment or modification hereof or supplement hereto (and such financing statements covering the Property under the Uniform Commercial Code as in effect in the State as may be necessary or appropriate) to be recorded, registered and filed and kept recorded, registered and filed in such manner and in such places as appropriate, and comply with all applicable statutes and regulations, in order to establish, preserve and protect the estate created hereby and the rights of Grantee hereunder. Grantor shall pay, or shall cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

         (b) Maintenance and Repairs. Keep and maintain the Property in good order, repair and operating condition (ordinary wear and tear excepted) and make all repairs and replacements necessary to that end.

         (c) Payment of Impositions and Utility Charges. Pay all Impositions while the same may be paid without fine, penalty, interest or additional cost, unless the same shall be contested in good faith and by appropriate proceedings by Grantor in the manner permitted by the Loan Agreement. Any Impositions which are payable in installments may be paid in installments provided that Grantee is otherwise in compliance with the Loan Agreement. Upon the written request of Grantee from time to time, Grantor will furnish to Grantee official receipts or other satisfactory proof evidencing such payments. In addition, Grantor will pay all utility charges as required by the Loan Agreement. Grantor shall not be entitled to any credit on the Indebtedness, by reason of the payment of any Imposition or utility charges or any part thereof.

         (d) Compliance with Governmental Requirements. Promptly (i) comply with all Governmental Requirements unless the same shall be contested in good faith and by appropriate proceedings by Grantor in the manner permitted by the Loan Agreement, and (ii) procure, maintain and comply with all licenses or other authorizations required for any use of the Property then being made, and for the proper erection, installation, operation, repair and maintenance of the Improvements and the Fixtures, or any part of either thereof.

         (e) Insurance. Maintain insurance of the types and in the amounts required by, and otherwise complying with the Loan Agreement and promptly deliver, or cause to be promptly delivered, to Grantee any certificates or evidence of such insurance as required under the Loan Agreement.

         (f) Damage, Destruction or Taking. In the event of any damage, destruction or Taking affecting all or any portion of the Property, Grantor shall give immediate written and oral notice thereof to Grantee and proceed in accordance with the terms of the Loan Agreement. In case of any such material damage, destruction or Taking, Grantee shall be entitled to hold all insurance proceeds, payments or awards on account thereof, to the same extent Grantor would be entitled thereto under the Loan Agreement, and Grantor hereby irrevocably assigns to Grantee all of its rights to any such insurance proceeds, payments or awards. With respect to a Taking, and in accordance with its obligations under the Loan Agreement, Grantor will file or prosecute or will cause to be filed or prosecuted in good faith and with due diligence what would otherwise be its claim for any such award or payment and cause the same to be collected and paid over to Grantee. At the sole cost and expense of Grantor, Grantee may elect to monitor or participate in, and if reasonably necessary, may hire independent legal counsel to represent Grantee in connection with, any claim or the claims payment process. Grantor will pay or cause to be paid all costs and expenses reasonably incurred in connection with any Taking and the seeking and obtaining of any award or payment in respect thereof. Unless an Event of Default shall have occurred under the Loan Agreement, all sums so received by Grantee shall be applied in accordance with the provisions of the Loan Agreement.

         (g) Notification of Default, Etc. Promptly after obtaining knowledge thereof, notify Grantee of any Default hereunder or under the Loan Agreement or of any action or proceeding materially and adversely affecting the Property.

         (h) Corporate Existence. Preserve and keep in full force and effect its corporate existence, rights and franchises and privileges as a corporation under the laws of the State of Georgia and comply with all laws applicable to it, and do or cause to be done all things necessary to preserve and to keep in full force and effect its right to own property in the State of Georgia.

         (i) Inspection. Permit the Grantee or its authorized representatives to inspect the Property during usual business hours.

                                   ARTICLE IV

         4. Negative Covenants. Without the prior written consent of Grantee, Grantor will not directly or indirectly create or permit to be created or to remain and will discharge or will cause to be discharged any mortgage, charge, lien or encumbrance on, or attachment or pledge of, or conditional sale or other title retention agreement with respect to, the Property or any part thereof, its interest or the interests of Grantee therein, or the Rents or other sums payable pursuant to the Leases, except (i) this Indenture, (ii) the Permitted Encumbrances, (iii) easements, restrictions, liens, charges and other encumbrances permitted by the Loan Agreement, (iv) liens being contested in good faith and by appropriate proceedings in the manner permitted by the Loan Agreement, and (v) liens arising out of or created by any statute, the discharge of which cannot under the terms of such statute at the particular time be effected by Grantor; provided, however, that any such statutory liens will promptly be discharged as and when such discharge is possible or permissible. Grantor shall have the right to grant, without the prior consent of Grantee, any utility easement.

                                    ARTICLE V

         5. Events of Default. Any of the following events (each a "Default") shall, following the passage of any grace or cure period as provided below, constitute an Event of Default ("Event of Default"):

         (a) Grantor shall fail to make any payment of principal under any of the Notes on or before the same becomes due and payable on maturity thereof; or Grantor shall fail to make any payment of interest under any of the Notes, or any fees, costs or expenses due hereunder or thereunder, within 5 days after the same becomes due and payable.

         (b) Any representation or warranty made by Grantor (or any of its officers) under or in connection with any Loan Document shall be or become incorrect or untrue, or shall prove to have been incorrect or misleading in any material respect when made.

         (c) Grantor shall fail to perform or observe any term, covenant or agreement (other than a covenant of payment) contained in any Loan Document on its part to be performed or observed, and such failure shall remain uncured for 10 days after written notice thereof shall have been given by Grantee to Grantor, or if such failure cannot by its nature be cured within such 10 day period, Grantor shall fail to commence and diligently pursue such cure within 10 days after written notice thereof shall have been given by Grantee to Grantor and shall fail to complete such cure within 60 days after Grantee's initial written notice of such failure.

         (d) An involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against Grantor, and such case or proceeding shall not be dismissed in 60 days; or a court shall enter a decree, or a court or regulatory authority having jurisdiction over Grantor shall enter an order, appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator, supervisor, rehabilitator (or similar official) of Grantor or for any substantial part of its property, or ordering the winding-up, supervision or liquidation of its affairs.

         (e) Grantor shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case or proceeding under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, supervisor, rehabilitator (or other similar official) of Grantor or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its indebtedness generally as the same becomes due, or shall take any corporate action in furtherance of any of the foregoing.

         (f) A judgment or order for the payment of money in excess of $2,500,000 shall be rendered against Grantor and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         (g) A Default has occurred and is continuing beyond any applicable grace or cure period under any Debt (other than the Loan) in excess of $2,500,000.

         (h) Any material provision of the Loan Documents relating to Grantee's ability to realize on the Collateral following an Event of Default shall for any reason cease to be valid and binding on Grantor, or Grantor shall so state in writing.

         (i) The Security Agreement shall, as a result of Grantor's acts or omissions, for any reason, except to the extent permitted by the terms thereof, cease to create a valid and, upon filing of UCC-1 financing statement(s), UCC-2 Notice Filings, or UCC-3 continuation statements, as applicable, perfected first priority security interest in any of the Collateral purported to be covered, which can be so secured or perfected.

                                   ARTICLE VI

         6.       Remedies in Case of Event of Default.

         6.1. Legal Proceedings and Foreclosure. If an Event of Default shall have occurred, Grantee may proceed by suit or suits at law or in equity or by any other appropriate remedy to protect and enforce its rights hereunder, whether for the specific performance of any covenant or agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any right, power or remedy available to it, or to enforce the payment of the Indebtedness under the Loan Agreement, or to foreclose the estate created by this Indenture and the security interest of this Indenture as against all or any part of the Property and to have all or any part of the Property sold, in any manner permitted by law, under the judgment or decree of a court or courts of competent jurisdiction, or otherwise, and to pursue any other remedy available to it. If Grantee proceeds to foreclose the estate created hereby, Grantee shall have the statutory power of sale if permitted by applicable law. In the event of any such suit or proceeding, Grantee shall comply with any local laws applicable to any such suits or proceedings. Any such suit or proceeding instituted by Grantee shall be brought in its name as Grantee and any recovery or judgement shall be for the benefit of Grantee. All costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by Grantee in connection with any such suit or proceeding, together with interest thereon (to the extent permitted by law) computed at the Default Rate from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional Indebtedness secured by this Indenture and shall be paid by Grantor to Grantee, as the case may be, on demand.

         6.2. Power of Sale. Without in any way limiting the other provisions of this Indenture, but in addition thereto and in amplification thereof, upon the occurrence of any Event of Default, Grantee, at its option, may sell the Property or any part of the Property at one or more public sale or sales before the door of the courthouse of the county in which the Property or any part of the Property is situated, to the highest bidder for cash, in order to pay the Indebtedness, any and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees, after advertising the time, place and terms of sale once a week for four (4) consecutive weeks (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple, with full general warranties of title and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make any such sale and conveyance and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts or doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. Grantee, its agents, representatives, successors or assigns may bid and purchase at any such sale. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Indebtedness. In the event of any sale under this Indenture by virtue of the exercise of the powers herein granted, pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its sole discretion may elect, and if Grantee so elects, Grantee may sell the personal property covered by this Indenture at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property is sold or the Indebtedness is paid in full. If the Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Grantee may, at its option, exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Grantee may determine.

         6.3. Acceleration of Maturity. If an Event of Default shall have occurred, Grantee may declare the entire outstanding Indebtedness under the Loan Agreement, and all other sums secured hereby, to be due and payable immediately, and upon such declaration, such Indebtedness and other sums shall immediately become and be due and payable without demand or notice.

         6.4. Leases. Grantee is authorized to foreclose this Indenture subject to the rights of any tenants of the Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be, a defense to any proceedings instituted by Grantee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Property.

         6.5. Suits to Protect the Property. Grantee shall have the power and authority to institute and maintain any suits and proceedings as Grantee may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Indenture, (b) to preserve or protect its interest in the Property, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Grantee's interest.

         6.6. Discontinuance of Proceedings; Position of Parties Restored. If Grantee shall have proceeded to enforce any right or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such instance, Grantor and Grantee shall, except to the extent modified by such proceedings, be restored to their former positions and rights hereunder, and all rights, powers and remedies of Grantee shall continue as if no such proceeding had occurred or had been taken.

         6.7. Grantor to Pay the Indebtedness on Any Default in Payment; Application of Monies by Grantee.

         (a) If an Event of Default shall occur as a result of Grantor's failure to pay any amount due under the Loan Agreement or this Indenture, then, upon Grantee's demand, Grantor will pay to Grantee the whole amount due and payable under the Loan Agreement and all other sums secured hereby. If Grantor shall fail to pay the same forthwith upon such demand, Grantee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs and expenses, including the reasonable compensation, expenses and disbursements of Grantee's agents, attorneys and other representatives. Grantee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of this

Indenture, and the right of Grantee to recover such judgment shall not be affected by any taking of possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Indenture, or the foreclosure of the estate created hereby.

         (b) In case of a foreclosure sale of all or any part of the Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Grantee shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid and to recover judgment for any portion thereof remaining unpaid, with interest.

         (c) Grantor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Grantee and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the estate created hereby upon the Property or any part thereof or any lien, rights, powers or remedies of Grantee hereunder, but such lien, rights, powers and remedies of Grantee hereunder shall continue unimpaired as before.

                                   ARTICLE VII

         7.1. Purchase of the Property by Grantee. Upon any foreclosure sale, Grantee may bid for and purchase the Property, and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such Property in its own absolute right without further accountability.

         7.2. Application of Indebtedness Toward Purchase Price. If Grantee purchases the Property pursuant to foreclosure, power of sale or otherwise, then Grantee may, in lieu of cash, apply all or any portion of the sums due to Grantee under the Loan Agreement and this Indenture or any other instrument securing the Indebtedness, to the unpaid balance of the purchase price remaining after payment of any portion of the purchase price required to be paid in cash, and the costs and expenses of the sale, compensation and other charges relating to the sale.

                                  ARTICLE VIII

         8. Waiver of Appraisement, Valuation, Etc. Grantor hereby waives, to the full extent it may lawfully do so, the benefit of all appraisement, valuation, stay, moratorium, exemption from execution, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of the sale of the Property or any part thereof or any interest therein.

                                   ARTICLE IX

         9. Appointment of Receiver. If an Event of Default shall have occurred, Grantee shall, as a matter of right, be entitled, ex parte and without notice, to the appointment of a receiver or receivers of the Property or any part thereof in accordance with Georgia

Official Code ss. 9-8-3 and without regard to the value of the Property as security for the Indebtedness, or the solvency or insolvency of any Person liable for the payment of the Indebtedness and without necessity or requirement for posting bond, whether such receivership be incidental to a proposed sale thereof or otherwise, and Grantor hereby consents to the appointment of such a receiver or receivers and will not oppose any such appointment. Any receiver which may be appointed pursuant to this paragraph, shall have the right, but not the obligation, to take possession, manage and operate the Property, together with such other powers conferred upon it by the appointing court. The expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Indenture.

                                    ARTICLE X


         10. Possession, Management and Income. If an Event of Default shall have occurred under this Indenture, Grantee, without further notice, may enter upon and take possession of the Property or any part thereof, in any manner permitted by law, by reasonable force, summary proceedings, ejectment or otherwise and may remove Grantor and all other Persons and any and all property therefrom, and Grantee may hold, operate and manage the same, make all necessary or proper repairs, renewals, and replacements, and useful alterations, additions, betterments and improvements thereto and thereon as may seem advisable to either of them, and insure and reinsure the Property as may seem advisable and to either of them, and may receive all earnings, income, rents, issues and proceeds accruing with respect thereto. Any amounts so received by Grantee shall be applied (a) to pay (i) the expenses of operating the Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments, improvements, taxes, assessments, insurance premiums, reasonable compensation for the services of all attorneys, advisors, brokers, receivers, agents and other employees engaged or employed by Grantee and all other costs and expenses of entering a bond and taking possession of and holding the Property, and (ii) any lien prior to the estate created hereby which Grantee may consider it necessary or desirable to discharge and then (b) in the manner provided in Article XI of this Indenture. If an Event of Default shall have occurred under the Loan Agreement or if the Loan Agreement shall be terminated, all sums so received by Grantee shall be applied in the manner specified in
Article XI of this Indenture.

                                   ARTICLE XI

         11. Application of Proceeds. The proceeds of (a) the operation and management of the Property pursuant to Article X of this Indenture, and (b) any sale of the Property or any interest therein, shall, unless otherwise provided in the Loan Agreement, be applied as follows:

         First: to the costs and expenses of the sale, reasonable attorneys' fees and expenses, court costs, and any other expenses or advances made or incurred in the protection of the rights of Grantee or in the pursuance of any remedies hereunder;

         Second: to any lien prior to the estate created hereby which Grantee may consider it necessary or desirable to discharge;

         Third: to any Indebtedness secured by this Indenture and at the time due and payable (whether by acceleration or otherwise);

         Fourth: to Grantee for payment of the Notes outstanding; and

         Fifth: the balance, if any, to Grantor.

                                   ARTICLE XII

         12. Remedies, Etc., Cumulative. Each legal, equitable or contractual right, power or remedy of Grantee now or hereafter provided herein or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by Grantee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or later exercise of any or all such other rights, powers and remedies.

                                  ARTICLE XIII

         13. No Waiver, Etc. No failure by Grantee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach hereof shall constitute a waiver of any such term or of any such breach. No acceptance of the payment of any sums due under this Indenture or under the Loan Agreement during the continuance of any Default shall constitute a waiver thereof. No waiver of any breach shall affect or alter this Indenture which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                   ARTICLE XIV

         14. Right of Grantee to Perform Covenants, Etc. If Grantor shall fail to make any payment or perform any act required to be made or performed hereunder and such failure shall not be cured within the applicable grace period, if any, Grantee, without notice to or demand upon Grantor and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Grantor and may enter upon the Property or any part thereof for such purpose and take all such action thereon as, in the opinion of Grantee, may be necessary or appropriate therefor. All sums so paid by Grantee and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred shall constitute additional Indebtedness secured by this Indenture and shall be paid by Grantor to Grantee on demand.

                                   ARTICLE XV

         15. Certificate as to No Default, Etc.; Information. At any time and from time to time, Grantor will deliver to Grantee, promptly upon request, a certificate signed by a duly authorized officer of Grantor stating that, to the best of the signer's knowledge after making due inquiry, there is no Default hereunder, or if any such Default exists to his knowledge, specifying the nature and period of existence thereof and what action Grantor is taking or proposes to take with respect thereto. Grantor will also furnish promptly to Grantee, such information with respect to the Property and the Leases as may from time to time be requested.

                                   ARTICLE XVI

         16. Additional Instruments. Grantor, at its expense, will execute, acknowledge, secure and deliver all such instruments and take all such action as Grantee from time to time may reasonably request for the better assuring of the Property, rights and obligations now or hereafter subjected to the security of this Indenture or intended so to be.


                                  ARTICLE XVII

         17. Satisfaction of the Indenture. This Indenture and the estate created hereby shall terminate after the payment in full of (a) all the Indebtedness and (b) all other sums secured hereby. Upon such termination, and upon surrender of this Indenture for cancellation, Grantee shall release, without warranty, the Property then subject to the estate created hereby to the Persons entitled thereto. The recitals in any satisfaction executed under this Indenture of any matters of fact shall be conclusive proof of the truthfulness thereof. The grantee in such release may be described as "the person or persons legally entitled thereto". Grantee, at Grantor's expense, shall execute and deliver such instruments of release, satisfaction and termination in proper form for recording or filing, as may be appropriate to evidence the release of (a) the Property from the estate created hereby, and (b) any other security held by Grantee and such satisfaction and termination, and such instruments, when duly executed, recorded and filed, shall conclusively evidence the release, satisfaction and termination of this Indenture.

                                  ARTICLE XVIII

         18.      Applicable Law; Severability.

         (a) This Indenture shall be governed by and construed in accordance with the laws of the State.

         (b) All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term or provision of this Indenture shall be held to be invalid, illegal or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby.

                                   ARTICLE XIX

         19. Miscellaneous. This Indenture (a) may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought, and (b) shall be binding upon Grantor, its successors and assigns, and all Persons claiming under or through Grantor or any such successor or assign, and shall inure to the benefit of and be enforceable by Grantee and its successors and assigns. The headings in this Indenture are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All agreements between Grantor and Grantee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of any payments hereunder or under the Loan Agreement or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Grantee exceed the maximum amount permissible under applicable law. If, in any circumstance whatsoever, interest would otherwise be payable to Grantee in excess of the maximum lawful amount, and if in any circumstance Grantee shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of advances under the Loan Agreement and not to the payment of interest, or if such excessive interest exceeds the unpaid advances under the Loan Agreement, such excess shall be refunded to Grantor. All interest paid or agreed to be paid to Grantee shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Grantor and Grantee. This Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE XX

         20. Change in Method of Taxation. In the event of the passage, after the date of this Indenture, of any law changing in any way the laws now in force for the taxation of mortgages or debts secured thereby, for state or local purposes, or the operation of any such taxes so as to adversely affect the interest of Grantee in the Property, this Indenture or the Loan Agreement, Grantor shall, upon demand, bear and pay the full amount (or any partial amount) requested by Grantee, of taxes resulting from such changes hereunder without offset or credit against any other sums due under the Loan Agreement or on the Notes.

                                   ARTICLE XXI

         21. No Petition. Grantee hereby covenants and agrees that it will not institute against, or join any Person in instituting against Grantor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law at any time other than on a date which is at least one (1) year and one (1) day after the payment in full of the Notes; provided, however, that nothing in this Article shall constitute a waiver of any right to indemnification, reimbursement or other payment from Grantor pursuant to the Loan Agreement.

                                  ARTICLE XXII

         22. The Indenture Secures Future Advances. This Indenture is given to secure not only the amount initially secured by this Indenture, but also such future advances, whether such advances are obligatory or are to be made at the option of Grantee, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Indenture. The total amount of Indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at one time shall not exceed two (2) times the face amount of the amount initially secured by this Indenture, plus interest thereon.

                                  ARTICLE XXIII

         23. Assignment of Leases and Rents. Grantor hereby grants, transfers and assigns to Grantee Grantor's entire right, title and interest in and to the Leases and Rents. This assignment of Leases and Rents by Grantor to Grantee is intended to operate as an absolute and immediate assignment of such Leases and Rents.

         23.1.    Grantor's Representations and Warranties.

         (a) Grantor has good and lawful right, title, and interest in and to the Leases, is entitled to receive the Rents from the Leases and from the Property, has full power and authority to assign the Leases as provided herein and to grant to and confer upon Grantee the powers, interests and authority set forth herein, and has not assigned the Leases or Rents to any other party;

         (b) Grantor has neither done any act nor omitted to do any act which might prevent Grantee from, or limit Grantee in, acting under any of the provisions of this assignment of Leases and Rents;

         (c) All Leases provide for Rent to be paid monthly, in advance, and Grantor has not accepted and will not accept payment of Rent for more than one (1) month in advance; provided, however, Grantor may accept payment of Rent two (2) months in advance if such Rent accepted two (2) months in advance does not exceed five percent (5%) of the Rent collected during the applicable month; and there are no agreements, understandings, or undertakings by Grantor providing for free or reduced Rent in the past or in the future except as provided in the Leases;

         (d) Except as disclosed to Grantee in writing, Grantor is not now in default, the nature of which could have a material adverse impact on the financial condition of Grantor or the value of the Property, under any provision of any of the Leases, and no tenant under any of the Leases has claimed or asserted any defense, offset, counter-claim, or abatement of rent, and that the Leases remain in full force and effect. Grantor further represents and warrants that it has no knowledge of any default by any tenant under any of the Leases that could materially adversely affect the value of the Property;

         (e) This assignment of Leases and Rents, the Leases, the performance of each and every covenant of Grantor under the Leases, and the enforcement by Grantee of its rights hereunder does not conflict with, or will not conflict with, and does not constitute or will not constitute a breach or default, under any agreement, indenture or other instrument to which Grantor is a party, or so far as is known to Grantor, any law, ordinance, administrative regulation or court decree which is applicable to Grantor;

         (f) No action has been brought or, so far as is known to Grantor, is threatened, which would interfere in any way with the right of Grantor to execute and deliver this assignment of Leases and Rents, and to perform all of Grantor's obligations contained in this assignment of Leases and Rents and in the Leases; and

         (g) To Grantor's knowledge, the Leases are valid, enforceable and in full force and effect.

         23.2. Grantor's Covenants. Grantor hereby covenants and agrees to and with Grantee as follows:

         (a) Grantor will notify Grantee in writing (but without any right of approval or denial on the part of Grantee) of any termination, substitution or material modification of any Leases involving 10,000 or more Koger Net Square Feet (as defined in the Loan Agreement);

         (b) Grantor hereby acknowledges that any and all Rents collected or received by Grantor after the occurrence of an Event of Default will be the property of Grantee, which if received and collected by Grantor, will be considered received and collected on Grantee's behalf and as Grantee's agent, and will be held by Grantor in trust for the benefit of Grantee, and Grantor will deliver all such sums to Grantee immediately upon Grantor's request therefor;

         (c) In accordance with sound business judgment, Grantor will use its reasonable best efforts, at its cost and expense, to observe, perform and discharge, or cause to be observed, performed and discharged, all of the obligations and undertakings of Grantor or its agents under the Leases, and will use its best efforts, in accordance with sound business judgment, to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases, and will appear in and defend, at its cost and expense, any action or proceeding arising under or in any manner connected with the Leases or the obligations and undertakings of any tenant thereunder. Grantor will not do or permit to be done anything to impair the security thereof, including without limitation the execution of any other assignment of Grantor's interest in the Leases or the Rents, without Grantee's prior written consent;

         (d) Grantor authorizes and directs each and every present and future tenant under the Leases to pay all Rent to Grantee upon receipt of written demand from Grantee to so pay the same, and upon paying the same, such tenants will be relieved from all liability to Grantor for such Rent in all respects. To the extent not so provided by applicable law, each Lease will provide that, in the event of enforcement by Grantee of the remedies provided for by law or by this assignment of Leases and Rents, the tenant thereunder will, upon request of any person succeeding to the interest of Grantor as a result of such enforcement, automatically become the tenant of said successor in interest, without change in the terms or other provisions of such Lease. Any such successor in interest will not be bound by any payment of rent or additional rent made more than one (1) month in advance;

         (e) This assignment of Leases and Rents will not obligate Grantee to take any action or to incur expenses or perform or discharge any obligation, duty or liability of Grantor under any Lease, or for the control, care, management, or repair of the Property; nor will it operate to make Grantee responsible or liable for any waste committed on the Property by the tenants or any other parties or for any dangerous or defective condition of the Property, or for any act or omission relating to the management, upkeep, repair, or control of the Property that results in loss or injury or death to any person. Grantee will not be liable for any loss sustained by Grantor resulting from Grantee's failure to lease the Property after default. Grantor will and does hereby indemnify and agree to hold harmless Grantee from and against any and all liability, loss, cost, damage or expense which may be incurred under the Leases or by reason of this assignment of Leases and Rents and from any and all claims and demands whatsoever which may be asserted against Grantee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Leases except to the extent the same is caused by the negligence of Grantee. Should Grantee incur any such liability under the Leases or by reason of this assignment of Leases and Rents or in defense of any such claims or demands, the amount thereof, including costs, expenses, and reasonable attorneys' and paralegals' fees and costs, will be secured hereby and Grantor will reimburse Grantee therefor immediately upon demand and upon the failure of Grantor so to do, Grantee may, at its option, declare all sums secured hereby immediately due and payable, or may charge the costs thereof to Grantor as an advance under the Notes; and

         (f) This assignment of Leases and Rents is made without prejudice to any of the rights and remedies possessed by Grantee under the Loan Agreement, and the right of Grantee to exercise its remedies under this assignment of Leases and Rents may be exercised by Grantee either prior to, simultaneously with, or subsequent to any action taken by it under the Loan Agreement. Each and every right, remedy and power granted to Grantee by this assignment of Leases and Rents will be cumulative and in addition to any other right, remedy and power given by the Loan Agreement now or hereafter existing in equity, at law or by virtue of statute or otherwise. Nothing contained in this assignment of Leases and Rents, and no act done or omitted by Grantee pursuant to the powers and rights granted it hereunder, nor the failure of Grantee to avail itself of any of the rights and remedies under this assignment of Leases and Rents, will be construed or deemed to be a waiver of any of Grantee's rights and remedies under this assignment of Leases and Rents, nor will such exercise or omission to exercise of the powers and rights granted Grantee hereunder be deemed to constitute a waiver of its rights and remedies under the Loan Agreement.

         23.3.    Grantee's Covenants.

         (a) Although this assignment of Leases and Rents constitutes a present and absolute assignment of the Leases and the Rents, as long as there is no Event of Default on the part of Grantor, Grantee will not require that such Rents be paid directly to Grantee, and Grantor will have a license to collect and use the Rents for subsequent application as provided above;

         (b) Upon the payment and performance in full of Grantor's obligations under the Loan Agreement, as evidenced by the recording or filing of an instrument of satisfaction or termination of this Indenture without the recording of another security instrument in favor of Grantee affecting the Property, this assignment of Leases and Rents will be deemed terminated and released of record by Grantee and thereupon will be null and void and of no further force or effect.

         23.4. Remedies. If any Event of Default occurs, Grantee may, at its option, with or without notice or demand of any kind, exercise any and all of the following remedies:

         (a) Either in person, by court appointed receiver or by agent, with or without bringing any action or proceeding, demand and thereupon take possession of the Property, to have, hold, manage, lease and operate the same on such terms and for such period of time as Grantee may deem proper, and either with or without taking possession of the Property in its own name, demand and receive the Rents in the possession of Grantor at the time of Grantee's written demand or collected thereafter, including those past due and unpaid, with full power to make from time to time all alterations, renovations, repairs, or replacements thereto or thereof as may seem proper to Grantee, and to apply such Rents to the payment of: (i) all reasonable expenses of managing the Property, including, without limitation, the salaries, fees and wages of the managing agent and such other employees as Grantee may deem necessary or desirable, all taxes, charges, claims, assessments, liens, premiums for all insurance which Grantee may deem necessary or desirable, costs of renovations, repairs, or replacements, and all expenses incident to taking and retaining possession of the Property and protecting and preserving the same; or (ii) the principal sum and interest thereon of the Notes, together with all costs and attorneys' and paralegals' fees and costs; all in such order or priority as Grantee in its sole discretion may determine, any custom or use to the contrary notwithstanding; and

         (b) In the name of Grantor or of Grantee, institute any legal or equitable action which Grantee in its sole discretion deems desirable to collect and receive any or all of the Rents.

         Nothing herein contained will be construed to cause Grantee to be a mortgagee in possession nor will Grantee be liable for laches for failure to collect the Rents, and it is understood that Grantee is to account only for such sums as are actually received by Grantee.

         23.5. Further Assurances. At Grantee's request, Grantor will assign and transfer to Grantee any and all subsequent Leases upon all or any part of the Property and to execute and deliver at the request of Grantee all such further assurances and assignments in the Leases and the Rents as Grantee will require from time to time in its sole discretion.

         23.6. Subordination, Nondisturbance and Attornment. The Leases are and at all times shall be subject and subordinate in all respects to this Indenture, and to all renewals, modifications, amendments, consolidations, replacements, refinancings and extensions of this Indenture, to the full extent of all principal, interest and all other amounts secured hereby. Provided that a tenant is not in default under its Lease, Grantee shall not disturb the occupancy of such tenant under its Lease during the term of such Lease, notwithstanding foreclosure of this Indenture, acceptance of a deed in lieu of foreclosure or exercise of any other remedy provided herein, or pursuant to the laws of the State of Georgia. If requested by a tenant under any of the Leases or upon Grantee's request, Grantor shall enter into a subordination, nondisturbance and attornment agreement (reasonably acceptable in form and substance to Grantee) with such tenant whereby Grantee will agree to not disturb the tenant in its possession of the Property provided such tenant is not in default under its Lease and the tenant will agree to attorn to Grantee if Grantee takes possession of the Property.

                                  ARTICLE XXIV

         24.      Security Agreement.

         (a) This Indenture is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the State. A financing statement or statements reciting this Indenture to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Grantor and Grantee and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Grantee's sole election. Grantor and Grantee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Grantee that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Indenture, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the Property irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or
(iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire and/or hazard insurance policy, or (bb) any award in eminent domain proceeds for a taking or for loss of value, or (cc) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise shall never be construed as in anyway altering any of the rights of Grantee as determined by this instrument impugning the priority of Grantee's estate granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Grantee in the event any court shall at any time hold with respect to the foregoing (aa), (bb) or (cc), that notice of Grantee's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

         (b) Grantor warrants that (i) Grantor's (that is "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in Exhibit C hereto; (ii) Grantor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Exhibit C hereto; and (iii) the location of the collateral is upon the Property. Grantor covenants and agrees that Grantor will furnish Grantee with notice of any change in the matters addressed by clauses (i) or (iii) of this subparagraph (b) within thirty (30) days of the effective date of any such change and Grantor will promptly execute any financing statements or other instruments deemed necessary by Grantee to prevent any filed financing statement from becoming misleading or losing its perfected status.

                                   ARTICLE XXV

         25. Waiver of Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and laws of the United States and of any state, in and to the Property as against the collection of the secured obligations, or any part hereof.

                                  ARTICLE XXVI

         26. WAIVER OF GRANTOR'S RIGHTS. BY EXECUTION OF THIS INDENTURE, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS SECURED HEREBY AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL

HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INDENTURE; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW), (1) TO NOTICE AND JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INDENTURE; AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INDENTURE AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INDENTURE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS INDENTURE; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAIN FOR THE LOAN TRANSACTION AND THAT THIS INDENTURE IS VALID AND ENFORCEABLE BY GRANTEE AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.


                                  ARTICLE XXVII

         27. Approval of Legal Description. Grantor has read and does hereby approve the legal description of the Land which Is the subject hereof, as set forth in Exhibit A attached hereto, and hereby indemnifies Grantee and its attorneys with respect to any liability which might arise as a consequence of any error or omission therein.

                                 ARTICLE XXVIII

         28. Loan Agreement. The terms, provisions, conditions, representations and warranties and covenant of the Loan Agreement are incorporated herein by reference. In the event of a conflict between this Indenture and the Loan Agreement, the Loan Agreement shall control.

                                  ARTICLE XXIX

         29. WAIVER OF JURY TRIAL. GRANTOR AND GRANTEE, BY ITS ACCEPTANCE HEREOF, EACH ACKNOWLEDGE AND AGREE THAT NEITHER GRANTOR NOR GRANTEE, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF ANY OF THE SAME, WILL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS DEED TO SECURE DEBT, THE NOTES, THE LOAN AGREEMENT OR THE LOAN DOCUMENTS, ANY COLLATERAL, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN GRANTOR AND GRANTEE RELATED THERETO. NEITHER OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION INTO ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY GRANTOR AND GRANTEE, ARE MADE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND CONSTITUTE A MATERIAL INDUCEMENT FOR GRANTEE TO MAKE THE LOAN TO GRANTOR, AND WILL BE SUBJECT TO NO EXCEPTIONS.

         IN WITNESS WHEREOF, Grantor has caused this Indenture to be executed, sealed, and attested by its proper officers thereunto duly authorized, as of the day and year first above written.


Signed, sealed and delivered in the              KOGER EQUITY, INC., a Florida
presence of:                                     corporation


/s/ Janice R. Long                               By: /s/ G. Danny Edwards
-------------------------------------               ----------------------------
Unofficial Witness                               Name: G. Danny Edwards
                                                      --------------------------
                                                 Title: Treasurer
                                                       -------------------------
/s/ Dee Price
-------------------------------------
Notary Public                                    Attest: /s/ W. Lawrence Jenkins
                                                        ------------------------
                                                 Name: W. Lawrence Jenkins
                                                      --------------------------
                                                 Title: Corporate Secretary
                                                       -------------------------

My Commission Expires: Feb. 1, 1999                        [CORPORATE SEAL]
Notary Public, Camden County, Georgia
-------------------------------------
          [NOTARY SEAL]

                                    EXHIBIT A

                                    The Land

                                    EXHIBIT B

                             Permitted Encumbrances

                                    EXHIBIT C



DEBTOR

NAME:                             Koger Equity, Inc.

CORPORATE
STRUCTURE:                        a Florida corporation

PRINCIPAL PLACE
OF BUSINESS:                      3986 Boulevard Center Drive #101
                                  Jacksonville, Florida 32207

TIME PERIOD
USING NAME
WITHOUT CHANGE                    June 21, 1988, to present


SECURED PARTY

NAME:                             First Union National Bank, as Agent for the
                                  Lenders

PRINCIPAL PLACE
OF BUSINESS:                      301 South College Street
                                  Charlotte, North Carolina  28288